LOAN AND SECURITY AGREEMENT


                                  by and among


                               DIRECT FUELS, L.P.

                                       and

                          FFP OPERATING PARTNERS, L.P.

                                  as Borrowers,


                                       and

                          FOOTHILL CAPITAL CORPORATION

                                    as Lender



                          Dated as of November 5, 2001

                                TABLE OF CONTENTS



1.       DEFINITIONS AND CONSTRUCTION....................................1
         1.1      Definitions............................................1
         1.2      Accounting Terms......................................20
         1.3      Code..................................................20
         1.4      Construction..........................................20
         1.5      Schedules and Exhibits................................20

2.       LOAN AND TERMS OF PAYMENT......................................20
         2.1      Revolver Advances.....................................20
         2.2      Intentionally Deleted.................................22
         2.3      Borrowing Procedures and Settlements..................22
         2.4      Payments..............................................22
         2.5      Overadvances..........................................23
         2.6      Interest Rates and Letter of Credit Fee:
                     Rates, Payments, and Calculations..................23
         2.7      Cash Management.......................................25
         2.8      Crediting Payments; Float Charge......................26
         2.9      Designated Account....................................26
         2.10     Maintenance of Loan Account; Statements
                     of Obligations.....................................27
         2.11     Fees..................................................27
         2.12     Letters of Credit.....................................28
         2.13     LIBOR Option..........................................30
         2.14     Capital Requirements..................................32
         2.15     Joint and Several Liability of Borrowers..............33
         2.16     Purchase of Existing Lender Indebtedness..............35
         2.17     Noteless Agreement....................................36

3.       CONDITIONS; TERM OF AGREEMENT..................................36
         3.1      Conditions Precedent to the Initial Extension
                     of Credit..........................................36
         3.2      Conditions Subsequent to the Initial Extension
                     of Credit..........................................40
         3.3      Conditions Precedent to all Extensions of Credit......40
         3.4      Term..................................................41
         3.5      Effect of Termination.................................41
         3.6      Early Termination by DF...............................41

4.       CREATION OF SECURITY INTEREST..................................42
         4.1      Grant of Security Interest............................42
         4.2      Negotiable Collateral.................................42
         4.3      Collection of Accounts, General Intangibles,
                    and Negotiable Collateral...........................42
         4.4      Delivery of Additional Documentation Required.........42
         4.5      Power of Attorney.....................................43
         4.6      Right to Inspect......................................43
         4.7      Control Agreements....................................43

5.       REPRESENTATIONS AND WARRANTIES.................................44
         5.1      No Encumbrances.......................................44
         5.2      Eligible Accounts.....................................44
         5.3      Eligible Inventory....................................45
         5.4      Equipment.............................................45
         5.5      Location of Inventory and Equipment...................45
         5.6      Inventory Records.....................................45
         5.7      Location of Chief Executive Office; FEIN..............45
         5.8      Due Organization and Qualification; Subsidiaries......45
         5.9      Due Authorization; No Conflict........................46
         5.10     Litigation............................................47
         5.11     No Material Adverse Change............................47
         5.12     Fraudulent Transfer...................................47
         5.13     Employee Benefits.....................................47
         5.14     Environmental Condition...............................48
         5.15     Brokerage Fees........................................48
         5.16     Intellectual Property.................................48
         5.17     Leases................................................48
         5.18     DDAs..................................................48
         5.19     Complete Disclosure...................................48
         5.20     Indebtedness..........................................49

6.       AFFIRMATIVE COVENANTS..........................................49
         6.1      Accounting System.....................................49
         6.2      Collateral Reporting..................................49
         6.3      Financial Statements, Reports, Certificates...........51
         6.4      Guarantor Reports.....................................53
         6.5      Return................................................53
         6.6      Maintenance of Properties.............................53
         6.7      Taxes.................................................54
         6.8      Insurance.............................................54
         6.9      Location of Inventory and Equipment...................55
         6.10     Compliance with Laws..................................55
         6.11     Leases................................................55
         6.12     Brokerage Commissions.................................55
         6.13     Existence.............................................55
         6.14     Environmental.........................................55
         6.15     Disclosure Updates....................................56
         6.16     Springing Lien........................................56
         6.17     Intercompany Secured Sales............................56
         6.18     Subsequent UCC Search.................................56
         6.19     Obligation to Pay.....................................56

7.       NEGATIVE COVENANTS.............................................57
         7.1      Indebtedness..........................................57
         7.2      Liens.................................................57
         7.3      Restrictions on Fundamental Changes...................58
         7.4      Disposal of Assets....................................58
         7.5      Change Name...........................................58
         7.6      Guarantee.............................................58
         7.7      Nature of Business....................................58
         7.8      Prepayments and Amendments............................58
         7.9      Change of Control.....................................59
         7.10     Consignments..........................................59
         7.11     Distributions.........................................59
         7.12     Accounting Methods....................................59
         7.13     Investments...........................................59
         7.14     Transactions with Affiliates..........................59
         7.15     Suspension............................................59
         7.16     Intentionally Deleted.................................59
         7.17     Use of Proceeds.......................................59
         7.18     Change in Location of Chief Executive Office;
                    Inventory and Equipment with Bailees................60
         7.19     Securities Accounts...................................60
         7.20     Financial Covenants...................................60

8.       EVENTS OF DEFAULT..............................................60

9.       THE LENDER'S RIGHTS AND REMEDIES...............................62
         9.1      Rights and Remedies...................................62
         9.2      Remedies Cumulative...................................64

10.      TAXES AND EXPENSES.............................................64

11.      WAIVERS; INDEMNIFICATION.......................................65
         11.1     Demand; Protest.......................................65
         11.2     Lender's Liability for Collateral.....................65
         11.3     Indemnification.......................................65

12.      NOTICES. ......................................................66

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.....................67

14.      ASSIGNS AND PARTICIPATIONS; SUCCESSORS.........................68
         14.1     Assignments and Participations........................68
         14.2     Successors............................................69

15.      AMENDMENTS; WAIVERS............................................69
         15.1     Amendments and Waivers................................69
         15.2     No Waivers; Cumulative Remedies.......................70

16.      GENERAL PROVISIONS.............................................70
         16.1     Effectiveness.........................................70
         16.2     Section Headings......................................70
         16.3     Interpretation........................................70
         16.4     Severability of Provisions............................70
         16.5     Withholding Taxes.....................................70
         16.6     Amendments in Writing.................................71
         16.7     Counterparts; Telefacsimile Execution.................71
         16.8     Revival and Reinstatement of Obligations..............71
         16.9     Integration...........................................71
         16.10    Intentionally Deleted.................................71
         16.11    Request for Waivers...................................72

                             EXHIBITS AND SCHEDULES


Exhibit A-1                Form of Assignment and Acceptance
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate
Exhibit L-1                Form of LIBOR Notice
Exhibit P-1                Form of Promissory Note and Security Agreement





Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 2.7(a)            Cash Management Banks
Schedule 5.5               Locations of Inventory and Equipment
Schedule 5.7               Chief Executive Office; FEIN
Schedule 5.8(b)            Capitalization of Borrowers
Schedule 5.8(c)            Capitalization of Borrowers' Subsidiaries
Schedule 5.10              Litigation
Schedule 5.13              Employee Benefits
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.18              Demand Deposit Accounts
Schedule 5.20              Permitted Indebtedness

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of November 5, 2001, between and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), DIRECT FUELS, L.P., a Texas Limited Partnership, whose registration number in Texas is 54340-10 ("DF"), and FFP OPERATING PARTNERS, L.P., a Delaware Limited Partnership, whose registration number in Delaware is 2113742 ("FFPO", together with DF, "Borrowers").

     The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "Accounts" means all of DF's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "Additional Documents" has the meaning set forth in Section 4.4.

     "Advances" has the meaning set forth in Section 2.1.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person owns ten percent (10%) or more as a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, three percent (3%) of the Maximum Revolver Amount on the date immediately prior to the date of determination, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, two percent (2%) of the Maximum Revolver Amount on the date immediately prior to the date of determination, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, one percent (1%) of the Maximum Revolver Amount on the date immediately prior to the date of determination, provided, however, at the request of either Borrower, made no earlier than 60 days prior to the Maturity Date, Lender shall extend the Maturity Date for sixty (60) days and any prepayment made during such extended period shall not be subject to the Applicable Prepayment Premium.

     "Assignee" has the meaning set forth in Section 14.1(a).

     "Authorized Person" means any officer or other employee of DF or the General Partner of DF.

     "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that DF is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

     "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

     "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) two (2) Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by DF in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

     "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

     "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

     "Base Rate Margin" means seventy-five (75) percentage points.

     "Bay View" means Bay View Bank, N.A. or its successors and assigns.

     "Bay View/BVFMAC Pledged Assets" means those assets of FFPO pledged to either Bay View or BVFMAC.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which either Borrower or ERISA Affiliate of either Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

     "Board of Directors" means the board of directors (or comparable managers) of the General Partner of either Borrower or any committee thereof duly authorized to act on behalf thereof.

     "Books" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "Borrowers" has the meaning set forth in the preamble to this Agreement.

     "Borrowing" means a borrowing hereunder of an Advance.

     "Borrowing Base" has the meaning set forth in Section 2.1.

     "Borrowing  Base  Certificate"  means a certificate  in the form of Exhibit
B-1.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

     "BVFMAC" means Bayview Franchise Mortgage Acceptance Company or its successors and assigns.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cash Management Bank" has the meaning set forth in Section 2.7(a).

     "Cash Management Account" has the meaning set forth in Section 2.7(a).

     "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among DF, Lender, and one of the Cash Management Banks.

     "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), who becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of ten percent (10%), or more, of the Partnership Interests of any Borrower, or the equity interests in the General Partner of any Borrower, having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

     "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends DF a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

     "Closing Date Business Plan" means the set of Projections of DF for the three (3) year period following the Closing Date (on a year by year basis, and for the one (1) year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

     "Closing Intercompany Debt" shall mean the amount of Indebtedness of DF outstanding to FFPO after giving effect to the closing of the transactions contemplated by this Loan Agreement and the funding of the initial Advances and issuance of the Letters of Credit on the Closing Date.

     "Code" means the Texas Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of DF's now owned or hereafter acquired right, title, and interest in and to all personal property, including without limitation, each of the following:

     (a)  Accounts,

     (b)  Books,

     (c)  Equipment,

     (d)  General Intangibles,

     (e)  Inventory,

     (f)  Investment Property,

     (g)  Negotiable Collateral,

     (h)  Real Property Collateral,

     (i)  Intercompany Secured Loans,

     (j)  Deposit Accounts,

     (k) money or other assets that now or hereafter come into the possession, custody, or control of Lender, and

     (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of DF.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of each Borrower to Lender.

     "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of the General Partner of either Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the General Partner of either Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by DF and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

     "Credit Card Contra Reserve" a $160,000 reserve in respect of credit card sales, adjustable at Lender's sole and absolute discretion.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "DDA" means any checking or other demand deposit account maintained by DF.

     "Deed of Trust" means the deed of trust or deed to secure debt, executed and delivered by DF in favor of Lender, in form and substance satisfactory to Lender, that encumbers the Real Property Collateral and the related improvements thereto.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated Account" means account number 5800356528 of DF maintained with the Designated Account Bank, or such other deposit account of DF (located within the United States) that has been designated as such, in writing, by DF to Lender.

     "Designated Account Bank" means LaSalle National Bank, whose office is located at 135 South LaSalle Street, Chicago, Illinois 60603, and whose ABA number is 071000505.

     "DF" has the meaning set forth in the preamble to this Agreement.

     "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior ninety (90) days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) DF's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%).

     "Disbursement Letter" means an instructional letter executed and delivered by DF to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

     "Dollars" or "$" means United States dollars.

     "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to each Borrower, together with such Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

     "EBITDA" means, with respect to any fiscal period, DF's net earnings (or loss), minus extraordinary gains plus non-cash extraordinary losses, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

     "Eligible Accounts" means those Accounts created by DF in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by DF under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to DF. Eligible Accounts shall not include the following:

     (a) Accounts that the Account Debtor has failed to pay within three (3) times the applicable invoice terms,

     (b) Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

     (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or Lender of DF,

     (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

     (e)  Accounts that are not payable in Dollars,

     (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
          (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

     (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which DF has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which DF has complied to Lender's satisfaction),

     (h) Accounts with respect to which the Account Debtor is a creditor of DF, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

     (i) Accounts with respect to an Account Debtor whose total obligations owing to DF exceeds ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

     (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which DF has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

     (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless DF has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

     (l)  Accounts,   the  collection  of  which,   Lender,   in  its  Permitted
          Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

     (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

     (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
          (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

     (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by DF of the subject contract for goods or services.

     "Eligible Inventory" means Inventory of DF consisting of first quality saleable goods located at the Terminal or consisting of In-Transit Inventory, that complies with each of the representations and warranties respecting Eligible Inventory made by DF in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with DF's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

     (a)  DF does not have good, valid, and marketable title thereto,

     (b)  it consists of goods returned or rejected by DF's customers, or

     (c) it consists of goods that are obsolete or slow moving, restrictive or custom items, non-saleable work-in-process, non-saleable raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in DF's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental
Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq; the Toxic Substances Control Act, 15 USC ss. 2601 et seq; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means all of DF's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of either Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of either Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which either Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with either Borrower and whose employees are aggregated with the employees of either Borrower under IRC Section 414(o).

     "Event of Default" has the meaning set forth in Section 8.

     "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of DF aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

     "Existing Lender" means collectively, KBK Financial, Inc. and Southwest Securities Group, Inc.

     "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

     "FEIN" means Federal Employer Identification Number.

     "FFPO" has the meaning set forth in the preamble to this Agreement.

     "FFPO Consent and Waiver" means the consent and waiver of FFPO, as owner of the computer hardware on which resides the Books and Records of Borrowers, located at 2801 Glenda Avenue, Fort Worth, Texas 76117.

     "FINA Reserve" a reserve equal to the balance owed at any given time to Alon USA, LP ("Alon") in respect of purchases made by DF from Alon for gasoline and diesel fuel, adjustable at Lender's sole and absolute discretion.

     "Funding Date" means the date on which a Borrowing occurs.

     "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of either DF's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "General Partner" means: (i) with respect to DF, Direct Fuels Management Company, Inc., and (ii) with respect to FFPO, FFP Operating LLC.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, bylaws, or other organizational documents of such Person.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantor" means any of FFP Marketing Company, Inc., FFP Financial Services, L.P., FFP Money Order Company, Inc., Practical Tank Management, Inc. and FFP Transportation, LLC. "Guarantors" means all of the Persons defined as a Guarantor.

     "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantors in favor of Lender, in form and substance satisfactory to Lender.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

     "Indebtedness" means (a) all obligations of either Borrower for borrowed money, (b) all obligations of such Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Borrower, irrespective of whether such obligation or liability is assumed but only to the extent of the lesser of the amount thereof or the book value of the assets secured by such Lien, (e) all obligations of such Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of such Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any obligation of any other Person, provided however, for purposes of this Loan Agreement, the term "Indebtedness" with respect to FFPO shall not include obligations related to the sale by FFPO of money orders in the ordinary course of its business or purchases by FFPO of securities on margin, so long as such purchase is not financed in whole or in part with any Advances hereunder.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Intercompany Loans" means those loans due from DF to FFPO on the Closing Date but prior to giving effect to any repayment of Intercompany Loans as permitted by Section 3.2(b).

     "Intercompany Secured Sales" has the meaning set forth in Section 6.17.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and Lender and acknowledged by Borrowers' Affiliates, the form and substance of which is satisfactory to Lender.

     "Intercreditor Agreements" means those certain executed and delivered intercreditor agreements among (i) FFPO, Lender and Bay View and (ii) FFPO, Lender and BVFMAC, the form and substance of which are satisfactory to Lender.

     "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending one (1), two (2), or three (3) months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1), two (2), or three (3) months after the date on which the Interest Period began, as applicable, and (e) DF may not elect an Interest Period which will end after the Maturity Date.

     "In-Transit Inventory" shall mean goods purchased by DF for sale in respect of which title shall have passed to DF and are in transit to the Terminal but not yet received.

     "Inventory" means all of DF's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by DF as lessor, goods that are furnished by DF under a contract of service, and raw materials, work in process, or materials used or consumed in DF's business.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means all of DF's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "Landlord's Consent and Waiver" means each of the consent and waiver of Dynamic Production, Inc., a Texas Corporation, as landlord pursuant to its lease with FFPO, as Tenant, on that certain property located at 2801 Glenda Avenue, Fort Worth, Texas 76117 and Hi-Lo Corporation, a Texas corporation, as landlord pursuant to its lease with FFPO, as Tenant, on that certain property located at 2810 Glenda Avenue, Fort Worth, Texas 76117.

     "L/C" has the meaning set forth in Section 2.12(a).

     "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

     "L/C Undertaking" has the meaning set forth in Section 2.12(a).

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which DF shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies DF, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

     "Lender's Liens" means the Liens granted by DF to Lender under this Agreement or the other Loan Documents.

     "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by either Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations) fees and charges to the extent contained in this Agreement (and up to the amount of any limitation), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of DF (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with either Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Lender-Related  Person"  means  Lender,   Lender's  Affiliates,   and  the
officers, directors, employees, and agents of Lender.

     "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus one hundred percent (100%) of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1.

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) one hundred percent (100%) minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate Margin" means three (3) percentage points.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranty, the Letters of Credit, the Deed of Trust, the Landlord's Consent and Waiver, the Officers' Certificate, the Intercompany Subordination Agreement, the Intercreditor Agreements, the Notice and Acknowledgment of No Oral Agreements, the Post Closing Matters Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of either Borrower as a whole, (b) a material impairment of either Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of either Borrower.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Revolver Amount" means $20,000,000.00.

     "Negotiable Collateral" means all of a DF's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Net Liquidation Percentage" means the percentage of the book value of DF's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Lender.

     "Notice and Acknowledgment of No Oral Agreements" means that Notice and Acknowledgment of No Oral Agreements, dated as of even date herewith, among Borrowers and Lender, in form and substance satisfactory to Lender.

     "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to DF's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers or either of them to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers or either of them are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "Obligor" means each of DF, FFPO and Guarantors.

     "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to each Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

     "Open Credit Amount" shall mean with respect to FFPO to which DF sells goods on open credit terms, at the time of determination thereof, the amount reflected on the Books and Records with respect to the open credit amount extended to FFPO by DF.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Parent" shall mean FFP Marketing Company, Inc., a Texas corporation.

     "Partnership Interest" means a limited or general partnership interest in either Borrower.

     "Participant" has the meaning set forth in Section 14.1(d).

     "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to purchase in full all of the obligations of Borrowers owing to Existing Lender and obtain an assignment of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Indebtedness" means the Indebtedness described on Schedule 5.20 hereto.

     "Permitted Dispositions" means (a) sales or other dispositions by either Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of either Borrower's business, (b) sales by either Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by either Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by either Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of either Borrower's business.

     "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments by a Borrower in any Affiliate provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement.

     "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of either Borrower's business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of either Borrower's business and not in connection with the borrowing of money,
(i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of either Borrower's business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Deed of Trust, as accepted by Lender, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by either Borrower.

     "Permitted Protest" means the right of either Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by either Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

     "Permitted Purchase Money Indebtedness" means, with respect to DF, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $250,000 and, with respect to FFPO, $2,500,000.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal  Property  Collateral"  means  all  Collateral  other  than  Real
Property.

     "Projections" means DF's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with its historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Purchased Debt" has the meaning set forth in Section 2.16 hereof.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by DF and the improvements thereto.

     "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 as belonging to DF and any Real Property hereafter acquired by DF.

     "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

     "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $3,000,000.00 as of the Closing Date and in an amount of not less than $2,500,000 as to the repayment of any Intercompany Loans.

     "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

     "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Securities Account" means a "securities account" as that term is defined in the Code.

     "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, Partnership Interests or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Taxes" has the meaning set forth in Section 16.5.

     "Terminal" shall mean that certain Real Property described in Schedule E-1 hereto.

     "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of DF.

     "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

     "Voidable Transfer" has the meaning set forth in Section 16.8.

     "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to DF in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

     (x)  the lesser of

          (i) eighty five percent (85%) of the amount of Eligible Accounts, less (A) the amount, if any, of the Dilution Reserve, (B) the Credit Card Contra Reserve and (C) the FINA Reserve, and

          (ii) an amount equal to DF's Collections with respect to Accounts for the immediately preceding twenty-five (25) day period, plus

     (y)  the lowest of

          (i)  $5,000,000, and

          (ii) seventy percent (70%) of the value of Eligible Inventory less In-Transit Inventory in excess of $3,200,000, minus

     (z)  the aggregate amount of reserves,  if any, established by Lender under
          Section 2.1(b).

(b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to
     (i) sums that DF is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by DF to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Liens set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Lender shall have the right to have the Inventory appraised upon the occurrence and continuation of an Event of Default by a qualified appraisal company selected by Lender from time to time after the Closing Date and, as a result, redetermine the Borrowing Base.

(c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

(d) Amounts borrowed pursuant to this section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.2 Intentionally Deleted.

2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within twenty-four (24) hours of the giving of such notice.

(b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to DF on the applicable Funding Date by transferring available funds equal to such proceeds to DF's Designated Account.

2.4      Payments.

(a) Payments by DF. Except as otherwise expressly provided herein, all payments by DF shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)  Application, and Reversal of Payments.

     (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

     A. first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

     B. second, to pay any fees then due to Lender under the Loan Documents until paid in full,

     C. third, ratably to pay interest due in respect of Advances until paid in full,

     D.   fourth, to pay the principal of all Advances until paid in full,

     E. fifth, if an Event of Default has occurred and is continuing, to be held by Lender as cash collateral in an amount up to one hundred five percent (105%) of the then extant Letter of Credit Usage until paid in full,

     F.   sixth, to pay any other Obligations until paid in full, and

     G. seventh, to DF (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

     (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, clause (i) above shall not be deemed to apply to any payment by DF specified by DF to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

     (iii)For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

     (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12 (an "Overadvance"), DF shall immediately pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

2.6 Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee. DF shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to two percent (2%) per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

     (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to four (4) percentage points above the per annum rate otherwise applicable hereunder, and

     (ii) the Letter of Credit fee provided for above shall be increased to four
          (4) percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. DF hereby authorizes Lender, from time to time, without prior notice to DF, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to DF's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to DF's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from either Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess and if the principal owing has been paid in full, any remaining excess shall forthwith be paid to such Borrower and the provisions of this Agreement and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. For purposes of determining the maximum rate allowed under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in and computed in accordance with Chapter 303 of the Texas Finance Code, as amended from time to time. Furthermore, the parties hereto specifically declare that the provisions of Chapter 346 of the Texas Credit Code, as amended from time to time, are not applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

2.7 Cash Management.

(a) DF shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on
     Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and DF, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that
     (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank, Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and
     (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

(c) So long as no Default or Event of Default has occurred and is continuing, DF may amend Schedule 2.7(a) or (b) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, DF and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. DF shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

(d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which DF is hereby deemed to have granted a Lien to Lender.

2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then either Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for one Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by either Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections.

2.9 Designated Account. Lender is authorized to make the Advances and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). DF agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by DF and made by Lender hereunder. Unless otherwise agreed by Lender and DF, any Advance requested by DF and made by Lender hereunder shall be made to the Designated Account.

2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of DF (the "Loan Account") on which DF will be charged with all Advances made by Lender to DF or for DF's account, the Letters of Credit issued by Lender for DF's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with
Section 2.8, the Loan Account will be credited with all payments received by Lender from DF or for DF's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to DF, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between DF and Lender unless, within thirty (30) days after receipt thereof by DF, DF shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.11 Fees. DF shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

(a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to one-half of one percent (.50%) per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month (the result of (i) less (ii), the "Line Usage"); provided, however, during any month in which the Line Usage exceeds $10,000,000, the unused line fee shall be reduced to one-quarter of one percent (.25%) per annum,

(b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, DF shall pay to Lender the fees set forth in the Fee Letter, and

(c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $750 pay day, per auditor, plus out-of-pocket expenses for each financial audit of DF performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) actual costs and expenses incurred for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of DF, to appraise the Collateral, or any portion thereof, or to assess DF's business valuation.

2.12 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of DF (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of DF. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), DF shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender
     (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, DF also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of
     Credit:

     (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances,

     (ii) the Letter of Credit Usage would exceed $5,000,000.00, or

     (iii)the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

(b) DF and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than thirty (30) days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, DF immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if DF shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by DF prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that DF receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, DF's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

(c)  Each Borrower  hereby agrees to indemnify,  save,  defend,  and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for DF's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following either Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by any Borrower against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that neither Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

(d) DF hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by DF to Lender for the account of Lender; it being acknowledged and agreed by DF that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

     (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

     (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify DF, and DF shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13     LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, DF shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto,
     (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless DF properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, DF no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

(b)  LIBOR Election.

     (i) DF may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least three (3) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of DF's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day).

     (ii) Each LIBOR Notice shall be irrevocable and binding on each Borrower. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Lender, be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto plus the LIBOR Rate Margin, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to DF setting forth any amount or amounts that Lender is entitled to receive pursuant to this section shall be conclusive absent manifest error.

     (iii)DF shall have not more than 5 LIBOR Rate Loans in effect at any given time. DF only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(c) Prepayments. DF may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment pursuant to Section 2.5 through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Lender and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

(d)  Special Provisions Applicable to LIBOR Rate.

     (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give DF notice of such a determination and adjustment and, upon its receipt of the notice from Lender, DF may, by notice to Lender (y) require Lender to furnish to DF a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
          (b)(ii) above).

     (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to DF and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) DF shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.14 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify DF thereof. Following receipt of such notice, DF agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within ninety (90) days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

2.15 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each Person composing Borrowers without preferences or distinction among them.

(c) If and to the extent that either Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)  Except as  otherwise  expressly  provided  in this  Agreement,  each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing
     Borrowers  under  this  Section  2.15  shall  not be  discharged  except by
     performance  and  then  only  to  the  extent  of  such  performance.   The
     Obligations  of each Person  composing  Borrowers  under this  Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

(f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.15 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which either Borrower may have against the other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to either Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to either Borrower therefor.

Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by either Borrower to the other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

2.16 Purchase of Existing Lender Indebtedness

Upon the satisfaction of all the conditions precedent set forth in Section 3.1 hereof, the Borrowers shall request an advance from Lender in the amount of the then-outstanding Existing Lender indebtedness (the "Purchased Debt") and Lender shall directly wire transfer to the Existing Lender such amount to purchase the Purchased Debt and such amount shall be deemed to be the initial Advance outstanding hereunder; provided, however, that without any further action, the terms and conditions of the Purchased Debt shall be modified by this Agreement and the other Loan Documents. It is the intent of the parties hereto that by virtue of the Lender's purchase of the Purchased Debt, Lender shall be entitled to the benefits of all liens and security interests created pursuant to the Existing Lender's loan documents, which shall continue and survive the execution and delivery of this Agreement and the other Loan Documents. Each Borrower hereby ratifies and affirms all the security interests and liens evidenced by the Existing Lender's loan documents for the benefit of Lender. This Agreement, with respect to the Purchased Debt, shall evidence a modification, renewal and extension thereof, but not an extinquishment or novation thereof.

2.17 Noteless Agreement

No  promissory  notes shall  evidence  the  Obligations  of Borrowers to Lender.
Lender shall maintain in accordance with its usual practice an account or accounts on its books evidencing the Obligations of each Borrower resulting from each Advance made by Lender from time to time, including the amounts of principal and interest payable and paid to Lender hereunder. The entries maintained in said accounts shall be prima facie evidence of the existence and amounts of the Advances made by Lender and the payment obligations of each Borrower; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Advances made in accordance with their terms.

..

3.       CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

(a)  the Closing Date shall occur on or before November 5, 2001;

(b) Lender shall have received all financing statements required by Lender, and Lender shall have received searches reflecting the filing of all such financing statements;

(c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

     (i)  the Disbursement Letter,

     (ii) the Due Diligence Letter,

     (iii) the Fee Letter,

     (iv) the Guaranty,

     (v)  the Cash Management Agreements,

     (vi) the Deed of Trust,

     (vii) the Landlord's Consent and Waiver,

     (viii) the FFPO Consent and Waiver,

     (ix) the Officers' Certificate,

     (x)  the Intercompany Subordination Agreement,

     (xi) the Pay-Off Letter, together with (A) UCC amendment statements and other documentation evidencing the assignment by Existing Lender of its Liens in and to the properties and assets of DF and (B) UCC termination statements evidencing the termination by Existing Lender of its Liens in and to the properties and assets of FFPO;

     (xii) the Intercreditor Agreements,

     (xiii) the Notice and Acknowledgment of No Oral Agreements;

     (xiv) the Post Closing Matters Agreement; and

     (xvi)any and all other documents executed prior to or upon the Closing Date by the Borrower and Lender in connection with this Agreement.

(d) Lender shall have received a certificate from the Secretary (or comparable manager) of the General Partner of each Borrower attesting to the resolutions of such General Partner's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which each Borrower is a party and authorizing specific officers of the General Partners to execute the same;

(e) Lender shall have received copies of each Borrower's and each General Partner's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary (or comparable manager) of the respective General Partner;

(f) Lender shall have received a certificate of status with respect to each Borrower and General Partner, dated within 45 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Borrower and General Partner, which certificate shall indicate that each Borrower and General Partner is in good standing in such jurisdiction;

(g) Lender shall have received certificates of status with respect to each Borrower and General Partner, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of each Borrower and General Partner) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each Borrower and General Partner is in good standing in such jurisdictions;

(h) Lender shall have received a certificate from the Secretary (or comparable manager) of each Guarantor attesting to the resolutions of such Guarantor's board of directors, manager or general partner, as the case may be, authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

(i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary (or comparable manager) of such Guarantor;

(j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 45 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

(l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

(m) Lender shall have received opinions of Obligors' counsel in form and substance satisfactory to Lender;

(n) Lender shall have received a certificate of the chief financial officer of each Borrower as satisfactory evidence that all tax returns required to be filed by such Borrower have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

(o) DF shall have the Required Availability of $3,000,000 after giving effect to the initial extensions of credit hereunder (including credit extensions for the purpose of repaying Intercompany Loans on the Closing Date);

(p) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of each Borrower's Books and Records and verification of each Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

(q) Lender shall have received completed reference checks with respect to each Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

(r)  Lender shall have received DF's Closing Date Business Plan;

(s) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

(t) Each Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

(u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender;

(v) an appropriate In-Transit Inventory reserve shall have been established by Lender;

(w) an appropriate FINA Reserve shall have been established by Lender, with such FINA Reserve to be in place until such time as Alon and Lender shall have entered into an intercreditor agreement;

(x) a Credit Card Contra Reserve and/or Dilution Reserve for amounts owed to "branded" suppliers Citgo, Diamond Shamrock, FINA, Conoco, and Chevron, which are subject to contra offset or Dilution, shall have been established by Lender;

(y) Borrowers shall have provided a reference from their Existing Lender to Lender;

(z) Lender's auditors shall have conducted detailed testing of credit and rebills to ensure that Dilution is calculated accurately;

(aa) Lender shall have conducted a satisfactory review of distributor contracts with "branded" fuel suppliers; and

(bb) Lender shall have completed a Senior Sponsor Visit in accordance with its customary procedures.

3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by either Borrower to so perform or cause to be performed constituting an Event of Default):

(a) within thirty (30) days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

(b) repayment of Intercompany Loans, or future loans of a similar quality due to FFPO from DF, will be permitted, from time to time, so long as no Event of Default exists and so long as DF has the Required Availability of $2,500,000 after giving effect to such payment;

(c) Lender will have the ability to appraise the Inventory in an Event of Default;

(d)  Lender will require accounts receivable reporting twice weekly from DF;

(e)  Lender will require inventory reporting daily from DF;

(f) Lender will require month-end tank level reports from DF verified by a reputable third party acceptable to Lender;

(g) Within thirty (30) days of the Closing Date, one hundred percent (100%) of all of DF's customer accounts under ACH terms shall be set up to automatically sweep into Lender's lockbox; and,

(h) Lender shall have received a mortgagee title insurance policy for the Real Property Collateral issued by a title insurance company satisfactory to Lender (the "Mortgage Policy") in the amount of $500,000 assuring Lender that the Mortgage on such Real Property Collateral is a valid and enforceable first priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy otherwise shall be in form and substance satisfactory to Lender.

3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

(d)  no Material Adverse Change shall have occurred.

3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on November 5, 2004 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of DF with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

3.6 Early Termination by DF. DF has the option, at any time upon 90 days prior written notice by DF to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to one hundred five percent (105%) of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If DF has sent a notice of termination pursuant to the provisions of this section, then Lender's obligations to extend credit hereunder shall terminate and DF shall be obligated to repay the Obligations (including either
(i) providing cash collateral to be held by Lender in an amount equal to one hundred five percent (105%) of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, DF shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.       CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. DF hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. DF authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, DF, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of DF that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. DF agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by DF.

4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, DF shall execute and deliver to Lender, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, DF authorizes Lender to execute any such Additional Documents in DF's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, DF shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by it during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by DF that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of its ownership thereof, and
(c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. Upon an Event of Default, and pursuant to Section 6.16 hereof, FFPO shall grant such liens and security interests in its assets and properties as Lender may require in accordance with the provisions of this Section 4.4.

4.5 Power of Attorney. DF hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as its true and lawful attorney, with power to (a) if a DF refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of DF on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign DF's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse DF's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under DF's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as DF's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

4.6 Right to Inspect. Lender (through any of its respective officers, employees, or agents) shall have the right, upon reasonable notice and during normal business hours, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify DF's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

4.7 Control Agreements. DF agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless DF and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by DF without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.       REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement, each Borrower, unless otherwise stated herein, makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1 No Encumbrances. Each Borrower has good and indefeasible title to its properties and assets, free and clear of Liens except for Permitted Liens.

5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of DF's business, owed to DF without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

(a)  owed by an employee, Affiliate, or Lender of DF,

(b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

(c)  payable in a currency other than Dollars,

(d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

(e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which DF has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and/or billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor, and

(g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by DF of the subject contract for goods or services.

5.3 Eligible Inventory. All Eligible Inventory consists of first quality saleable goods located at the Terminal or consisting of In-Transit Inventory. As to each item of Eligible Inventory, such Inventory is:

(a) owned by DF free and clear of all Liens other than Liens in favor of Lender,

(b) either located at one of the locations set forth on Schedule E-1 or in transit from one such location to another such location,

(c)  not goods that have been returned or rejected by DF's customers, and

(d) not goods that are obsolete or slow moving, restrictive or custom items, non-saleable work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in DF's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

5.4 Equipment. All of the Equipment is used or held for use in DF's business and is fit, in all material respects, for such purposes.

5.5 Location of Inventory and Equipment. None of DF's Inventory and Equipment is stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

5.6 Inventory Records. DF keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at the addresses indicated in Schedule 5.7 and each Borrower's FEIN is identified in Schedule 5.7.

5.8 Due Organization and Qualification; Subsidiaries.

(a) Each Borrower and General Partner is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

(b) Set forth on Schedule 5.8(b), is a complete and accurate description of the percentage interest held by each partner of each Borrower as of the Closing Date.

(c) Except as set forth on Schedule 5.8(c), neither Borrower has any direct or indirect Subsidiaries.

5.9 Due Authorization; No Conflict.

(a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

(b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of such Borrower's interestholders except the approval of its General Partner or any approval or consent of any Person under any material contractual obligation of such Borrower.

(c) Other than the filing of financing statements, fixture filings, and the Deed of Trust, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding Obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

(f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each Guarantor.

(g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders except the approval of a General Partner or Manager, as applicable or any approval or consent of any Person under any material contractual obligation of such Guarantor.

(h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by each Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of either Borrower, threatened against such Borrower except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to such Borrower, as applicable, reasonably could not be expected to result in a Material Adverse Change. There are no actions, suits, or proceedings pending against such Borrower, as of the Closing date, except for (c) matters that are fully covered by insurance (subject to customary deductibles) or (d) matters that if decided adversely against such Borrower reasonably could not be expected to result in a Material Adverse Change.

5.11 No Material Adverse Change. All financial statements relating to Borrowers or Guarantors that have been delivered by any of them to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, such Borrower's or such Guarantor's, as applicable, financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers or Guarantors, as applicable, since the date of the latest financial statements submitted to Lender on or before the Closing Date.

5.12 Fraudulent Transfer.

(a)  each Borrower is Solvent.

(b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

5.13 Employee Benefits. Neither Borrower nor any of its ERISA Affiliates maintains or contributes to any Benefit Plan except as set forth on Schedule
5.13 hereto.

5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to each Borrower's knowledge, none of its properties or assets has ever been used by such Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to each Borrower's knowledge, none of its properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by such Borrower, and (d) neither Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

5.15 Brokerage Fees. Neither Borrower has utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by such Borrower in connection herewith.

5.16 Intellectual Property. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, trade names, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

5.17 Leases. Each Borrower enjoys peaceful and undisturbed possession under all leases material to its business and to which such Borrower is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Borrower exists under any of them.

5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of DF, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of each Borrower in writing to Lender (including all information contained in the schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of each Borrower in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent DF's good faith best estimate of its future performance for the periods covered thereby.

5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such schedule accurately reflects the aggregate principal amount of such Indebtedness, and in respect of DF, the principal terms thereof.

6.       AFFIRMATIVE COVENANTS.

Each Borrower, unless otherwise stated herein, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower shall do all of the following:

6.1 Accounting System. Maintain a system of accounting that enables each Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. DF also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

6.2 Collateral Reporting. DF shall provide Lender with the following documents at the following times in form satisfactory to Lender:

Daily

          (a) Inventory reports specifying DF's cost and the wholesale market value of its Inventory, by category, with additional detail showing additions to and deletions from the Inventory,

Bi-Weekly

          (b) accounts receivable reporting from DF, including a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date,

          (c)  notice of all returns, disputes, or claims,

          (d) Alon's statement reflecting the amount owed to Alon by DF for purchases of gasoline and diesel fuel,

Monthly (not later than (e) Monthly branded credit card transactions and branded accounts payable analysis the 15th day of each month to determine the adequacy of the Credit Card Contra Reserve, calendar month)

          (f) month-end tank level reports from DF verified by a reputable third party acceptable to Lender,

          (g) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),

          (h) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

          (i) a summary aging, by vendor, of DF's accounts payable and any book overdraft,

          (j)  a calculation of Dilution for the prior month,

          (k)  report  detailing  all  conversions  of  convenience   stores  to
               gas-only outlets

          (l) report detailing any and all sales of convenience stores or truck stops

Quarterly

          (m)  a detailed list of DF's customers,

Upon request by Lender

          (n)  a report regarding DF's accrued, but unpaid, ad valorem taxes,

          (o) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by DF, purchase orders and invoices, and

          (p) such other reports as to the Collateral, or the financial condition of DF as Lender may request.

         In addition, DF agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

(a)  as soon as available,  but in any event within thirty-five (35) days (fifty
     (50) days in the case of a calendar month that is the end of one of the first three (3) fiscal quarters in a fiscal year) after the end of each calendar month during each Borrower's fiscal years,

     (i) a company prepared balance sheet and income statement covering each Borrower's operations during such period,

     (ii) a certificate signed by the chief financial officer of each Borrower to the effect that:

          A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of each Borrower,

          B. the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

          C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto);

(b) as soon as available, but in any event within fifty (50) days after the end of each Borrower's fiscal quarter,

     (i) a company prepared balance sheet, income statement and statement of cash flow covering each Borrower's operations during such period,

     (ii) a certificate signed by the chief financial officer of each Borrower to the effect that:

          A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of each Borrower,

          B. the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

          C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

     (iii)for each  quarter  that is the date on which a  financial  covenant in
          Section 7.20 is to be tested, DF shall submit a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

(c) as soon as available, but in any event within one hundred ten (110) days after the end of each Borrower's fiscal years,

     (i) financial statements of each Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

     (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

(d) as soon as available, but in any event within twenty (20) days prior to the start of DF's fiscal years, copies of DF's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of General Partner of DF as being such officer's good faith best estimate of the financial performance of DF during the period covered thereby,

(e) as soon as available but in any event within fifteen (15) days, if and when filed by either Borrower or its Parent,

     (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

     (ii) any other filings made by either Borrower with the SEC,

     (iii)copies of each Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

     (iv) any other material, written information that is provided by each Borrower to its partners generally,

(f) as soon as available but in any event within fifteen (15) days, if and when filed by either Borrower and if requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) such Borrower conducts business or is required to pay any such excise tax,
     (ii) where such Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower, or
     (iii) where such Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

(g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that such Borrower proposes to take with respect thereto, and

(h) upon the request of Lender, any other report reasonably requested relating to the financial condition of either Borrower.

In addition to delivery of the financial statements referred to above, Borrowers agree that their fiscal years shall remain the same. Each Borrower agrees that its independent certified public accountant is authorized to communicate with Lender and to release to Lender whatever financial information concerning each Borrower that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

6.4 Guarantor Reports. Cause Guarantors to deliver their annual financial statements at the time when Borrowers provide their audited financial statements to Lender and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

6.5 Return. Cause returns and allowances as between DF and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of DF, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to DF, DF promptly shall determine the reason for such return and, if DF accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to DF, DF promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against either Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Each Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which such Borrower is required to pay any such excise tax.

6.8      Insurance.

(a) At each Borrower's expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Each Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than fifteen (15) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

(b) Each Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to such Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to the appropriate Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

(c) No Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Each Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

6.9 Location of Inventory and Equipment. DF shall keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that DF may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, DF provides any financing statements or fixture filings necessary to perfect and continue the Lender's Liens on such assets.

6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

6.11 Leases. Pay when due all rents and other amounts payable under any leases to which each Borrower is a party or by which such Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Each Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

6.13 Existence. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

6.14 Environmental. (a) Keep any property either owned or operated by either Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the Obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by either Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within ten (10) days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of either Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against either Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

6.15 Disclosure Updates. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, (b) notify Lender if either Borrower shall at any time hold or acquire a commercial tort claim in excess of $250,000 and grant to Lender in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender, and (c) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

6.16 Springing Lien Upon the occurrence of an Event of Default, Lender shall have the option to demand that FFPO, at its own cost and expense, grant to Lender liens and security interests in all or any portion of its assets as Lender shall designate. Such liens shall be first priority with respect to all assets of FFPO that were or should have been unencumbered as of the date of this Agreement or, to the extent that consents can be obtained from prior lienholders, subordinate on all assets of FFPO which were subject to Permitted Liens as of the Closing Date. FFPO shall execute all documentation necessary in the reasonable judgment of Lender to perfect and evidence such liens within ten
(10) days with respect to any personal property and sixty (60) days with respect to any real property. Such security interests and liens will be created under such security agreements, mortgages, deeds of trust and other instruments and documents as are satisfactory to Lender, and FFPO shall deliver or cause to be delivered to Lender all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as Lender shall reasonably request to evidence compliance with this Section 6.16. FFPO agrees to provide such evidence as Lender shall reasonably request as to the perfection and priority status of each such security interest and lien.

6.17 Intercompany Secured Sales. DF shall (i) cause all indebtedness and obligations arising in favor of DF from the sale by DF of goods on credit terms to FFPO to be evidenced by a promissory note secured by a first, prior, and perfected security interest in and to the rights, including property rights, of DF with respect to such sales pursuant to documentation satisfactory to Lender ("Intercompany Secured Sales") and (ii) endorse and deliver such promissory note to Lender to be held as Collateral, such promissory note to be substantially in the form of Exhibit P-1 hereto.

6.18 Subsequent UCC Search.As soon as practicable after the Closing Date, DF shall be required to deliver to Lender an updated UCC search which shall reflect that Lender has a first priority and perfected lien in and to the Collateral, the parties recognizing that no date certain could be set for completion of such requirement due to current technical difficulties with the Texas Secretary of State's office, but that the covenant contained herein shall require DF to pursue delivery of such UCC search on a diligent basis.

6.19 Obligation to Pay. Each Borrower hereby unconditionally promises to pay Lender, in accordance with the terms and conditions of this Loan Agreement including, without limitation, Section 2.4 hereof, the Obligations, and to pay the Obligations in full on the Maturity Date.

7.       NEGATIVE COVENANTS.

Each Borrower, unless otherwise stated herein, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower will not do any of the following:

7.1 Indebtedness. Create, incur, assume, permit, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

(b)  Indebtedness set forth on Schedule 5.20;

(c)  Permitted Purchase Money Indebtedness;

(d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness,
     (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(e) from and after the satisfaction of item (f) described in Section 7.1(f), below, Indebtedness of DF to FFPO, at any time outstanding, not in excess of the sum of $5,000,000 plus the Closing Intercompany Debt; or

(f) from and after the Closing Date and until the Closing Intercompany Debt is known by Borrowers' satisfaction of item (f) on Schedule 1 to the Post Closing Matters Agreement of even date herewith among Borrowers and Lender, DF shall not incur new indebtedness of a similar quality to the Intercompany Loans to FFPO in an amount in excess of $5,000,000 at any time outstanding.

7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Partnership Interests.

(a) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(b) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer or otherwise dispose of any of its assets; provided, however, notwithstanding anything to the contrary contained in the definition of Permitted Dispositions, FFPO shall have the right to sell, without Lender consent, up to twelve (12) convenience stores or truck stops per annum and provided further, however, FFPO shall have the right to convert any number of convenience stores to gas-only outlets during any fiscal year without prior notice to or consent from Lender.

7.5 Change Name. Change either Borrower's name, FEIN, organizational structure, jurisdiction (of incorporation, organization or formation) or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least thirty (30) days prior written notice by such Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

7.6 Guarantee. DF shall not guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to its account or which are transmitted or turned over to Lender.

7.7 Nature of Business. Make any change in the principal nature of either Borrower's business.

7.8 Prepayments and Amendments.


(a) Except in connection with a refinancing permitted by Section 7.1(d) or repayments of Intercompany Loans permitted by Section 3.2(b), DF shall not prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness, other than the Obligations in accordance with this Agreement, and

(b) Except in connection with a refinancing permitted by Section 7.1(d) or repayments of Intercompany Loans permitted by Section 3.2(b), DF shall not directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10 Consignments. DF shall not consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

7.11 Distributions. DF shall make no distributions with respect to its Partnership Interests.

7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of either Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or such Borrower's financial condition.

7.13 Investments. Except for Permitted Investments, DF shall not directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that DF shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $250,000 outstanding at any one time unless DF and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

7.14 Transactions with Affiliates. DF shall not directly or indirectly enter into or permit to exist any transaction with a material effect with any Affiliate of DF except for transactions expressly permitted by this Agreement or that are in the ordinary course of DF's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to DF than would be obtained in an arm's length transaction with a non-Affiliate.

7.15 Suspension. Suspend or go out of a substantial portion of its business.

7.16 Intentionally Deleted

7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and
(ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, including, but not limited to, the repayment or refinancing of the Intercompany Loans and for general and corporate working capital needs.

7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. DF shall not relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Lender and so long as, at the time of such written notification, DF provides any financing statements or fixture filings necessary to perfect and continue Lender's Liens with respect to such new location. The Inventory and Equipment of DF shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

7.19 Securities Accounts. DF shall not establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. DF agrees to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, DF may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

7.20 Financial Covenants. DF shall fail to maintain EBITDA, measured on the basis of its then most recently ended four (4) fiscal quarters, of less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

                   Applicable Amount                       Applicable Period
         --------------------------------------- -------------------------------
                       $3,842,000               For the twelve (12) month period
                                                      ending December 31, 2001
         --------------------------------------- -------------------------------
                       $4,716,000               For the twelve (12) month period
                                                     ending March 31, 2002
         -------------------------------------- --------------------------------
                       $3,752,000               For the twelve (12 month period
                                                      ending June 30, 2002
         --------------------------------------- -------------------------------
                      $3,628,000                For the twelve (12) month period
                                                 ending September 30, 2002
         --------------------------------------- -------------------------------
                      $3,598,000                For the twelve (12) month period
                                                 ending December 31, 2002, and
                                                  each fiscal quarter thereafter

8.       EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

8.1 If either Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

8.2 If any Obligor fails to perform, keep, or observe any negative covenant in this Agreement or in any of the other Loan Documents;

8.3 If any Obligor fails to duly observe or perform any term, provision, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those described in Section 8.1 and 8.2 hereof) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof from Lender;

8.4 If any material portion of either Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

8.5 If an Insolvency Proceeding is commenced by any Obligor;

8.6 If an Insolvency Proceeding is commenced against any Obligor or either General Partner, and any of the following events occur: (a) the applicable Obligor consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted,
(c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor, or (e) an order for relief shall have been entered therein;

8.7 If either Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.8 If a notice of Lien, levy, or assessment in respect of an agreement of $100,000 or more is filed of record with respect to either Borrower's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's assets and the same is not paid before such payment is delinquent;

8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of either Borrower's assets;

8.10 If there is a default in any material agreement to which either Borrower is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

8.11 If either Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, or any officer, employee, agent, or director of any Borrower;

8.13 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by either Borrower, or a proceeding shall be commenced by either
Borrower,  or by any  Governmental  Authority  having  jurisdiction  over either
Borrower, seeking to establish the invalidity or unenforceability thereof, or either Borrower shall deny that the other Borrower has any liability or obligation purported to be created under any Loan Document.

9.       THE LENDER'S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of DF under this Agreement, under any of the Loan Documents, or under any other agreement between any Obligor and Lender;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

(e) Cause DF to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of DF or in DF's possession and conspicuously label said returned Inventory as the property of Lender;

(f) Without notice to or demand upon any Obligor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. DF agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal
     Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. DF authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge DF's Loan Account therefor. With respect to any of DF's owned or leased premises, DF hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Obligor held by Lender (including any amounts received in the Cash Management Accounts), or
     (ii) Indebtedness at any time owing to or for the credit or the account of any Obligor held by Lender;

(h) Hold, as cash collateral, any and all balances and deposits of any Obligor held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. DF hereby grants to Lender a license or other right to use, without charge, DF's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and DF's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

(j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including DF's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

(k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

     (i) Lender shall give DF (for the benefit of DF) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

     (ii) The notice shall be personally delivered or mailed, postage prepaid, to DF as provided in Section 12, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l)  Lender may credit bid and purchase at any public sale;

(m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

(o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by DF. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to DF.

9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

If either Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to either Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in DF's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

11.1 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Borrower may in any way be liable.

11.2 Lender's Liability for Collateral. DF hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by DF.

11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which either Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by either Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as DF or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of DF or to Lender, as the case may be, at its address set forth below:

         If to Borrowers                DIRECT FUELS, L.P.
                                        by and through its General Partner,
                                        Direct Fuels Management Company, Inc.
                                        2801 Glenda Avenue
                                        Fort Worth, Texas 76117
                                        Attn:    Warner Williams and Craig Scott
                                        Fax No. 817.838.4776

         with copies to Borrowers' counsel:

                                        Jenkens & Gilchrist
                                        1445 Ross Avenue, #3200
                                        Dallas, Texas   75202
                                        Attn.:  William D. Moon, Esq.
                                        Fax No.:  214.855.4300

         If to Lender:                  FOOTHILL CAPITAL CORPORATION
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, California  90404
                                        Attn:  Business Finance Division Manager
                                        Fax No.  310.453.7443

         with copies to Lender's counsel:

                                        Munsch Hardt Kopf & Harr, P.C.
                                        1445 Ross Ave., Suite 4000
                                        Dallas, TX  75202
                                        Attn:  Paul F. Seiler, Esq.
                                        Fax No. 214.978.4395

Lender and each Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

     EACH BORROWER AND LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND LENDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      Assigns and Participations; successors.

14.1 Assignments and Participations.

(a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to DF by Lender and the Assignee by an appropriate assignment and acceptance agreement, a form of which is attached hereto as Exhibit A-1.

(b) From and after the date that Lender provides DF with such written notice and executed assignment and acceptance agreement (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between each Borrower and the Assignee.

(c) Immediately upon each Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

(d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

(e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to any Borrower or any Borrower's business.

(f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release either Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section
14.1 hereof, no consent or approval by either Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by each Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS.

16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower and Lender.

16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or either Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.5 Withholding Taxes. All payments made by either Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that no Borrower shall be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Each Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower.

16.6 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and each Borrower.

16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by either Borrower or any Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of such Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

16.10 Intentionally Deleted

16.11 Request for Waivers Lender agrees that either Borrower shall have the right at any time and from time to time to submit to Lender a written request for a waiver by Lender of any term or covenant contained in this Agreement; provided, however, such Borrower acknowledges and agrees that Lender shall have no obligation to grant any such waiver, such decision to be in Lender's sole and absolute discretion.

                                     [Signature page to follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                DIRECT FUELS, L.P.,
                                a Texas limited partnership

                                By:   Direct Fuels Management Company, Inc.,
                                      a Texas corporation, its General Partner



                                         By:    /s/ Craig T. Scott

                                         Name: Craig T. Scott
                                         Title:    Vice President

                                FFP OPERATING PARTNERS, L.P.,
                                a Delaware limited partnership

                                By:  FFP Operating LLC,
                                     a Delaware limited liability company,
                                     its General Partner



                                         By:  /s/ Craig T. Scott

                                         Name: Craig T. Scott
                                         Title:    Vice President



                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation



                                 By:           /s/
                                        --------------------------------------
                                 Name:
                                        --------------------------------------
                                Title:
                                        --------------------------------------